UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2023

EXP WORLD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38493	98-0681092
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2219 Rimland Drive, Suite 301

Bellingham, WA 98226

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (360) 685-4206

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(g) of the Act:

Common Stock, par value $0.00001 per share	EXPI	NASDAQ
(Title of Each Class)	(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2023, the Board of Directors of eXp World Holdings, Inc. (the “Company”) unanimously voted to increase the size of the Company’s Board of Directors (the “Board”), which had previously been set at 7, to 8 members and to appoint Peggie Pelosi, 67, as an independent director of the Company to fill the vacancy, effective immediately. Ms. Pelosi was nominated by the Company’s Governance Committee after a thorough review of the candidates’ background and relevant experience as well as her qualifications as an independent director.

Ms. Pelosi has more than 20 years of experience as a sales and network development professional and 15 years of experience as a corporate social responsibility and sustainability practitioner. Currently, Ms. Pelosi serves as the founding partner and strategic advisor of Orenda Social Purpose, positions she has held since September 2005. Since 2015, she has also served as the Executive Director of Innovators Alliance, a network of CEOs focused on sustainable and profitable growth through innovation. Prior to her career and academic work in corporate social responsibility and sustainability, Ms. Pelosi served as a member of USANA Health Sciences, Inc.'s (“USANA”) management team, first as Executive Director of Sales for Canada from 1999 until 2000 and then as Vice President of Network Development from 2000 until 2004. Since 2018, Ms. Pelosi has served as a member of USANA's Board of Directors and currently serves on USANA's Audit Committee, Compensation Committee, Governance, Risk & Nominating Committee, and serves as Chair of the Sustainability Committee.

Ms. Pelosi has received a graduate diploma from St. Michael’s College at the University of Toronto in Corporate Social Responsibility & Sustainability, and has completed the NACD Directorship Certification (NACD.CD) and the ESG Competent Boards Director Certification (GCB.D).

The Board of Directors believes that Ms. Pelosi is qualified to serve as a director because of her professional and academic experience advising clients on matters of corporate social responsibility and sustainability as well as her proven directorship experience on a publicly-reported company board and committees.

Ms. Pelosi will participate in the Company’s independent director compensation program. A complete description of the Company’s independent director compensation program is set forth in the Company's proxy statement for the 2022 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 27, 2022 ("Non-Employee Director Compensation") and is incorporated herein by this reference. Pursuant to that program, upon initial appointment to the Board, Ms. Pelosi received a stock option grant of 33,371 of the Company’s common stock, which will vest monthly over three years, subject to continued service. Consistent with the Company’s independent director compensation policy, Ms. Pelosi will be eligible to receive cash compensation up to $200,000 annually, paid monthly.

There are no arrangements or understandings between Ms. Pelosi and any other persons pursuant to which she was appointed as a director. Ms. Pelosi has not been named to any Board committees, but may be considered for committee appointment in the future.

Ms. Pelosi does not have any current or prior relationship with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01Regulation FD Disclosure

On January 30, 2023, the Company issued a press release announcing Ms. Pelosi’s appointment to the Company’s Board. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

The information contained in this Item 7.01, including Exhibit 99.1, of this report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and it will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Press Release, issued January 30, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

eXp World Holdings, Inc.
(Registrant)

Date: January 30, 2023	/s/ James Bramble
James Bramble
General Counsel